                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             RYAN, BECK & CO. INC
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


     (2) Form, Schedule or Registration Statement No.:


     (3) Filing Party:


     (4) Date Filed:


Notes:

                                      LOGO

                               RYAN, BECK & CO.
                 ---------------------------------------------
                 EXCELLENCE IN INVESTMENT AND BANKING SERVICES

                            NOTICE OF ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS

                           TO BE HELD ON MAY 2, 1995

To the Shareholders of Ryan, Beck & Co., Inc.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ryan, Beck & Co., Inc. (the "Company") will be held at Mayfair Farms, 481 Eagle Rock Avenue, West Orange, New Jersey on Tuesday, May 2, 1995 at 10:00 a.m., Eastern Time, for the following purposes:
  1.To elect four directors for terms expiring in 1998;
  2.To consider and vote upon a proposal to amend the Company's Amended and Restated Restricted Stock Grant Plan; and
  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Pursuant to the By-laws of the Company, the Board of Directors has fixed March 15, 1995 as the record date for the determination of shareholders entitled to notice of, to vote at and to attend the Annual Meeting and any adjournments thereof. Only record holders of the Common and Preferred Stock of the Company as of the close of business on that date will be entitled to notice of, to vote at and to attend the Annual Meeting or any adjournments thereof.

                                   By Order of the Board of Directors


                                   /s/ Mildred Santillo

                                   Mildred Santillo
                                   Secretary

March 27, 1995

  ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. AT ANY TIME PRIOR TO ITS BEING VOTED, PROXIES ARE REVOCABLE BY WRITTEN NOTICE TO THE COMPANY IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN THE ENCLOSED PROXY STATEMENT OR BY VOTING IN PERSON AT THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON WHETHER OR NOT YOU HAVE PREVIOUSLY GIVEN A PROXY. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER OF THE SHARES TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                      LOGO

                               RYAN, BECK & CO.
                ---------------------------------------------
                EXCELLENCE IN INVESTMENT AND BANKING SERVICES

                               ----------------
                                PROXY STATEMENT
                               ----------------

  The following statement is furnished in connection with the solicitation by the Board of Directors of Ryan, Beck & Co., Inc., a New Jersey corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at Mayfair Farms, 481 Eagle Rock Avenue, West Orange, New Jersey on Tuesday, May 2, 1995 at 10:00 a.m., Eastern Time, and at any and all adjournments thereof (the "Annual Meeting"). This proxy statement and the enclosed form of proxy are first being sent to shareholders on or about March 27, 1995.

  As of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Shareholders attached hereto. As to other business, if any, that may properly come before the Annual Meeting, the proxy in the enclosed form will be voted in accordance with the judgment of the person or persons voting the proxy, unless otherwise directed by the Board of Directors.

DATE, TIME AND PLACE OF ANNUAL MEETING

  The Annual Meeting will be held on Tuesday, May 2, 1995 at 10:00 a.m. at Mayfair Farms, 481 Eagle Rock Avenue, West Orange, New Jersey.

VOTING; REVOCATION OF PROXIES

  If the enclosed proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company. A subsequently dated proxy will, if properly presented, revoke a prior proxy. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from the record holder of the shares to vote personally at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person whether or not they have previously given a proxy.

PROXY SOLICITATION

  The entire cost of soliciting these proxies will be borne by the Company. Following the mailing of these proxy soliciting materials, directors, officers and employees of the Company may solicit proxies by mail, telephone, telegraph and personal interviews. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

VOTE REQUIRED; SHARES ENTITLED TO VOTE

  Holders of record of the Company's Common Stock, par value $.10 per share ("Common Stock"), and Voting Cumulative Convertible Preferred Stock, Series A, par value $.10 per share (the "Series A Preferred Stock"), herein after collectively referred to as the "Voting Stock", as of the close of business on March 15, 1995 are entitled to notice of, and to vote at, the Company's Annual Meeting. At the close of business on the record date, there were 3,088,149 shares of Common Stock outstanding and 437,080 shares of Series A Preferred Stock outstanding. All holders of Voting Stock will vote together as a class and each share of Voting Stock is entitled to one vote on all matters to come before the Annual Meeting. The total number of votes entitled to be cast at the Annual Meeting is 3,525,229.

  The presence, in person or by proxy, of holders of a majority of the outstanding shares of the Company's Voting Stock will constitute a quorum for the transaction of business at the Company's Annual Meeting.

PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information as of March 15, 1995 with respect to the holdings of (i) each director and executive officer of the Company, and by all of such executive officers and directors as a group, and
(ii) any other 5.00% or more holder of the Company. The Company's management is not aware of any other individual or entity that owned of record or beneficially owned more than 5.00% of the Common Stock and/or Series A Preferred Stock as of March 15, 1995. To the Company's knowledge, except as otherwise indicated in the footnotes to this table, each of the persons named in the table has sole voting and/or investment power with respect to all shares of Common Stock and/or Series A Preferred Stock reported as beneficially owned by such persons.

                         COMMON STOCK AND               SERIES A
                     COMMON STOCK EQUIVALENTS     PREFERRED STOCK/(1)/
                     -------------------------   ----------------------
DIRECTORS AND          NUMBER OF                        NUMBER OF
EXECUTIVE OFFICERS      SHARES         PERCENT     SHARES      PERCENT
- ------------------   -------------     -------   -----------  ---------
Fenwick H. Garvey    189,155/(2,3,4)/    5.93%     100,820      23.02%
80 Main Street
West Orange, N.J.

Allen S. Greene       74,836             2.42           --         --
80 Main Street
West Orange, N.J.

Bruce M. Chodash     407,951/(3,4)/     13.21          820        *
80 Main Street
West Orange, N.J.

Matthew R. Naula     370,820/(3,4)/     12.00          820        *
80 Main Street
West Orange, N.J.

Ben A. Plotkin        94,323/(3)/        3.05          820        *
80 Main Street
West Orange, N.J.

Jack R. Rosenthal      2,686/(3)/         *            820        *
80 Main Street
West Orange, N.J.

Michael M. Horn       17,971              *             --        --
McCarter & English
100 Mulberry Street
Newark, N.J.

                               COMMON STOCK AND                  SERIES A
                           COMMON STOCK EQUIVALENTS        PREFERRED STOCK/(1)/
                         ------------------------------- ----------------------
DIRECTORS AND              NUMBER OF                      NUMBER OF
EXECUTIVE OFFICERS          SHARES             PERCENT     SHARES      PERCENT
- ------------------       --------------      ----------- -----------  ---------
David Tendler                   2,000               *           --         --
Tendler Beretz
Associates, Ltd.
101 East 52nd Street
New York, N.Y.

Peter W. Rodino, Jr.              --               --           --         --
Rodino & Rodino, P.C.
11 Eagle Rock Avenue
East Hanover, NJ

Richard B. Neff                19,436               *           --         --
DiGiorgio Corporation
Two Executive Drive
Somerset, N.J.

All Directors and           1,179,298/(5)/       36.94      104,100      23.77
Executive Officers as a
Group

OTHER
BENEFICIAL OWNERS
- -----------------
Harry C. Oefinger             176,250/(6)/        5.68       17,000       3.88
80 Main Street
West Orange, N.J.

Ryan, Beck & Co., Inc.        125,852/(7)/        3.92      125,852      28.73
ESOP, Nationar TTEE
UAD 4/19/94
330 Madison Avenue
New York, N.Y.

- --------
 * Less than one percent.

/(1)/ Each share of Series A Preferred Stock is immediately convertible into one share of Common Stock.
/(2)/ Includes 100,000 shares of Series A Preferred Stock, each of which is immediately convertible into one share of Common Stock.

/(3)/ Includes 820 shares of Series A Preferred Stock, each of which is immediately convertible into one share of Common Stock, held in a Ryan Beck ESOP account for the benefit of such person, as to which such person may direct voting.

/(4)/ On March 15, 1994, Messrs. Garvey, Naula and Chodash entered into an
      Amended and Restated Stock Pooling Agreement (the "Agreement") with respect to all shares of Common Stock and Series A Preferred Stock then owned, or subsequently acquired by the parties, which amended and restated a prior agreement which had previously given Mr. Garvey the right to vote all of the Company's Common Stock owned by Messrs. Naula and Chodash solely in connection with the election of directors, through the Company's 1994 Annual Meeting. As a result of Mr. Garvey's relinquishment of his position as Chief Executive Officer of the Company on October 11, 1994, the Agreement requires that Mr. Garvey, as voting trustee under the Agreement, vote all such shares in connection with the election of directors of the Company as directed by the holders of a majority of such shares subject to the Agreement. In the event that holders of Common Stock and the Series A Preferred Stock vote separately as a class on any matter brought before the shareholders for consideration, Mr. Garvey will be required to vote the shares of Common Stock as directed but each of the parties to the Agreement will individually vote the shares of Series A Preferred Stock, if any, held by them. Unless amended, the Agreement will terminate following the 1999 Annual Meeting. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Garvey may be deemed to beneficially own all shares subject to the Agreement.

/(5)/ Includes 104,100 shares of Series A Preferred Stock, each of which is immediately convertible into one share of Common Stock.

/(6)/ Includes 17,000 shares of Series A Preferred Stock, each of which is immediately convertible into one share of Common Stock.

/(7)/ Consists solely of Series A Preferred Stock, each of which is immediately convertible into one share of Common Stock.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

  The Company's directors are elected on a staggered term basis, with each class of directors consisting of approximately one-third of the Board and standing for re-election once in each three year period. At a meeting of the Board of Directors held on September 14, 1994 the Board of Directors increased the number of directors, thereby creating a vacancy in Class II and appointed Allen S. Greene to fill such vacancy until the Annual Meeting. Accordingly, at the Annual Meeting, the Company's shareholders will be asked to elect four directors in Class II for terms expiring in 1998. As a result of the aforementioned newly created directorship, Class I consists of three directors whose terms expire in 1997; Class II consists of four directors whose terms expire at the Annual Meeting; and Class III consists of three directors whose terms expire in 1996.

  Unless a shareholder either indicates "withhold authority" on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as directors of the four persons named in Table I below to serve until the expiration of their respective terms and thereafter until their successors shall have been duly qualified and elected. Discretionary authority is solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.


  Table I sets forth the names and ages of the nominees to the Board of Directors, the other positions and offices held by each such person within the Company, the period during which each such person has served on the Company's Board of Directors, the expiration of their respective terms and the principal occupations and employment of each such person during the past five years. Table II sets forth comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, the principal occupations and employment listed for each person has been his principal occupation and employment for at least the past five years.

                                    TABLE I

                      NOMINEES FOR ELECTION AS DIRECTORS

                                   CLASS II

                          DIRECTOR EXPIRATION OF
 NAME AND AGE              SINCE       TERM      BUSINESS EXPERIENCE FOR PAST FIVE YEARS
 ------------             -------- ------------- ---------------------------------------
 Bruce M. Chodash, 46       1981       1998      Executive Vice President (January 1986-
                                                 Present).

 Allen S. Greene, 48        1994       1998      President and Chief Executive Officer
                                                 (October 1994-Present); Chairman, President
                                                 and Chief Executive Officer of VSB
                                                 Bancorp/Valley Savings Bank (October 1990-
                                                 October 1994); President of Allen S. Greene
                                                 and Company, Inc. (June 1977-October 1990).

 Richard B. Neff, 46        1994       1998      President and Chief Executive Officer of Las
                                                 Plumas Lumber Corp. (April 1991-Present);
                                                 Executive Vice President, Chief Financial
                                                 Officer and Director of DiGiorgio Corp.
                                                 (February 1990-Present); Business Consultant
                                                 (April 1986-February 1990).

 Peter W. Rodino, Jr., 85   1989       1998      Partner of Rodino & Rodino, P.C. (Attorneys
                                                 at Law) (1989-Present); U.S. Congressman
                                                 (January 1949-January 1989).

                                    TABLE II

                              CONTINUING DIRECTORS

                                    CLASS I

                       DIRECTOR EXPIRATION OF
 NAME AND AGE           SINCE       TERM      BUSINESS EXPERIENCE FOR PAST FIVE YEARS
 ------------          -------- ------------- ---------------------------------------
 Michael M. Horn, 55     1986       1997      Partner of McCarter & English (Attorneys at Law)
                                              (May 1990-Present); Executive Vice President of
                                              Ryan, Beck & Co., (December 1988-April 1990).

 Matthew R. Naula, 53    1981       1997      Executive Vice President (December 1990-
                                              Present); Senior Vice President (1981-December
                                              1990).

 Ben A. Plotkin, 39      1993       1997      Executive Vice President (December 1990-
                                              Present); Senior Vice President (December 1989-
                                              December 1990); First Vice President (December
                                              1987-December 1989).

                                   CLASS III

                       DIRECTOR EXPIRATION OF
 NAME AND AGE           SINCE       TERM      BUSINESS EXPERIENCE FOR PAST FIVE YEARS
 ------------          -------- ------------- ---------------------------------------
 Fenwick H. Garvey, 50   1970       1996      Chairman of the Board (July 1989-Present);
                                              President and Chief Executive Officer (July
                                              1987-October 1994); President and Chief
                                              Operating Officer (January 1987-June 1987);
                                              Executive Vice President (1972-1986).

 Jack R. Rosenthal, 70   1965       1996      Vice Chairman of the Board (January 1987-
                                              Present); Executive Vice President (1972-1986).

 David Tendler, 57       1993       1996      Chairman and Chief Executive Officer of Tendler
                                              Beretz Associates, Ltd. (International
                                              consulting firm) (January 1985-Present);
                                              Director of Biotech General Corp. (June 1994-
                                              Present).

  Certain of the Company's executive officers also serve as officers and directors of the Company's wholly-owned subsidiaries.

VOTE REQUIRED FOR APPROVAL

  The four directors are required to be elected by the affirmative vote of a plurality of the shares of Voting Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting. Votes may be cast in favor or withheld for any or all of the appropriate nominees.

  Abstentions and broker non-votes on returned proxies shall be counted as neither for nor against a nominee, but the shares represented by such an abstention or broker non-vote shall be considered present at the Annual Meeting for quorum purposes.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                                                                          ---
THE AFOREMENTIONED NOMINEES TO THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD

  The Board of Directors holds regularly scheduled meetings and meets on other occasions when required by special circumstances. In addition to meeting as a group to review the Company's business, certain members of the Board also devote their time and talents to one or more committees of the Board, described herein. The EXECUTIVE COMMITTEE of the Board of Directors (members: Messrs. Chodash, Garvey, Greene, Naula, Neff, Plotkin and Tendler) was established in September of 1994 and exercises the authority of the Board when the Board is not in session, subject to applicable laws and the Company's By-Laws. The AUDIT COMMITTEE of the Board of Directors (members: Messrs. Horn, Neff and Tendler) provides general oversight in financial reporting and the adequacy of the Company's internal controls. The Audit Committee also recommends to the Board of Directors the appointment of the Company's independent public accountants. The NOMINATING COMMITTEE of the Board of Directors (members: Messrs. Chodash, Garvey, Naula and Rodino) recommends to the Board of Directors those persons to be appointed or nominated for election to the Board of Directors. The COMPENSATION COMMITTEE of the Board of Directors (members: Messrs. Garvey, Neff and Tendler) reviews the Company's executive compensation levels. See "Executive Compensation Committee Report."

  In 1994 the Board of Directors held seven meetings; the Executive Committee of the Board of Directors held two meetings; the Audit Committee of the Board of Directors held two meetings; the Nominating Committee of the Board of Directors held one meeting and the Compensation Committee of the Board of Directors held one meeting. During 1994, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the period that he served).

REMUNERATION OF DIRECTORS

  Each of the Company's directors who is not also an officer of the Company and not receiving contractual payments from the Company receives quarterly retainers of $5,000 plus $500 for each Board of Directors meeting attended. In addition, each director receives $500 for each individual committee meeting attended but not held on the same day as a Board meeting.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company required to be reported pursuant to the Exchange Act.

                              ANNUAL COMPENSATION   LONG TERM COMPENSATION
                              ------------------- ---------------------------
                                                  RESTRICTED
NAME & PRINCIPAL                                    STOCK         ALL OTHER
  POSITION               YEAR  SALARY     BONUS     AWARDS       COMPENSATION
- ----------------         ---- ------------------- ----------     ------------
Allen S. Greene/(1)/     1994 $  46,154 $  75,000  $250,000/(2)/   $   -- (/3/)
President and
Chief Executive Officer

Fenwick H. Garvey/(4)/   1994   231,564   352,400         0            -- /(3)/
Chairman of the          1993   200,000   387,500         0            -- /(3)/
Board                    1992   207,692   430,000         0            -- /(3)/

Matthew R. Naula         1994   187,500   136,000         0            -- /(3)/
Executive Vice           1993   150,000   170,000         0            -- /(3)/
President                1992   155,769   175,000         0            -- /(3)/

Bruce M. Chodash         1994   187,500   166,000         0            -- /(3)/
Executive Vice           1993   150,000   170,000         0            -- /(3)/
President                1992   155,769   175,000         0            -- /(3)/

Ben A. Plotkin           1994   187,500   803,000   150,000/(5)/       -- /(3)/
Executive Vice           1993   150,000   332,500    50,000/(5)/    80,000/(6)/
President                1992   124,615   320,000    62,500/(5)/       -- /(3)/

- --------
/(1)/ On October 11, 1994, Allen S. Greene was appointed President and Chief
      Executive Officer and a Director of the Company.

/(2)/ The following table details Mr. Greene's Restricted Stock Awards:

     AWARD                                        NUMBER OF  VALUE AT   DATE OF
      DATE                                         SHARES   GRANT DATE  VESTING
     -----                                        --------- ---------- ---------
     Oct. 1994...................................   7,368    $ 50,000  Oct. 1997
     Oct. 1994...................................   7,367      50,000  Oct. 1998
     Oct. 1994...................................   7,367      50,000  Oct. 1999
     Oct. 1994...................................   7,367      50,000  Oct. 2000
     Oct. 1994...................................   7,367      50,000  Oct. 2001
                                                   ------    --------
     Total Grants:...............................  36,836    $250,000

      These awards were made pursuant to the terms of an employment agreement between Mr. Greene and the Company. Mr. Greene was required to purchase an equal number of shares in order to receive the Company's grants.

/(3)/ The dollar value of all other compensation paid to executive officers did not exceed the lesser of $50,000 or 10% of the total of annual base salary and bonus.

/(4)/ On October 11, 1994, Fenwick H. Garvey relinquished the offices of
      President and Chief Executive Officer of the Company. Mr. Garvey has continued to serve as Chairman of the Board, focusing on revenue production and new business opportunities for the Company.

/(5)/ The following table details Mr. Plotkin's Restricted Stock Awards:

         AWARD      NUMBER OF  VALUE AT   DATE OF
         DATE        SHARES   GRANT DATE  VESTING
         -----      --------- ---------- ---------
     Jan. 1992*       3,982   $  12,500  Dec. 1992
     Nov. 1992        8,510      50,000  Dec. 1995
     Jan. 1993        8,511      50,000  Dec. 1996
     Jan. 1994        7,272      50,000  Dec. 1997
     Oct. 1994        7,368      50,000  Dec. 1998
     Oct. 1994        7,367      50,000  Dec. 1999
                     ------   ---------
     Total Grants:   43,010   $ 262,500

    *Adjusted for a five for four stock split

/(6)/ Includes contributions by the Company to its Employees' Profit Sharing
      Plan of $30,000 for the benefit of Mr. Plotkin and reimbursement to Mr. Plotkin of $50,000 for certain relocation expenses.

EXECUTIVE COMPENSATION COMMITTEE REPORT

  General. Under rules established by the Securities and Exchange Commission, Ryan, Beck is required to provide certain data and information in regard to the compensation and benefits provided to Ryan, Beck's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the following report has been prepared for inclusion in this proxy statement.

  Base Salaries. The Compensation Committee establishes base salaries for the Company's executive officers at the beginning of each year upon the subjective recommendation of the Chief Executive Officer. Salary levels are intended to reflect responsibilities in one or more of the Company's operating units and to be competitive with positions of similar responsibility in other comparable investment bankers and broker dealer organizations, whether publicly owned or privately held, some of which may be included in the Peer Group Index. Compensation surveys by independent third parties, industry associations and industry conference groups, as well as published proxy data for firms of comparable size and scope, all serve as resources to the chief executive and to this Committee in its deliberations.

  Incentive Bonus Awards. The Company's bonus pools are based either upon the Company's earnings performance for the year, or upon business unit revenue and earnings performance. The Company's Chief Executive Officer, certain other executive officers, as well as non-commissioned eligible employees of the Company are paid bonuses semi-annually from a bonus pool based upon the performance of the individual and the total results of the department and the Company. The structure and accrual rates for the corporate and various business unit bonus pools are reviewed annually by the Committee. Performance bonus awards for the executive officers are initially determined by the Chief Executive Officer and are submitted to the Committee for discussion and approval. An executive officer's individual share of his or her respective bonus pool is based upon the officer's duties and responsibilities, individual performance and future potential. Many of these assessments are subjective in nature and are made annually on a case-by-case basis.

  Compensation of Chief Executive Officer. On October 11, 1994, Allen S. Greene was appointed President and Chief Executive Officer of Ryan, Beck. Pursuant to the terms of an employment agreement between Mr. Greene and the Company, Mr. Greene's annual base salary was set at $200,000. Under the employment agreement between Ryan, Beck and Mr. Greene, the base salary may not be decreased. According to the terms of his employment agreement, Mr. Greene was entitled to receive a discretionary bonus of not less than $50,000. Mr. Greene received a $75,000 bonus.

  In addition, the Committee provided stock-based compensation awards to Mr. Greene pursuant to the terms of an employment agreement between Mr. Greene and the Company. Mr. Greene received five individual grants totaling 36,836 shares with a market value at the time of the grant of $250,000. Mr. Greene was required to purchase an equal number of shares in order to receive the Company's grants. All Company shares are restricted and have a vesting period of at least three years (first grant) with a maximum vesting period of seven years (fifth grant). In the event of Mr. Greene being involuntarily terminated without cause, a change in control, or the liquidation of the Company, all of the unvested shares would immediately vest. Mr. Greene is entitled to receive all dividends with respect to such shares of restricted common stock.

                   Compensation Committee: Fenwick H. Garvey
                                           Richard B. Neff
                                           David Tendler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Company's Compensation Committee are Fenwick H. Garvey, Chairman of the Board and former President and Chief Executive Officer, Richard
B. Neff and David Tendler.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with the cumulative total return of the NASDAQ National Market (the "NASDAQ Market Index") and the Media General Peer Group (a peer group consisting of 64 investment banks and broker dealers) over the same period (assuming the investment of $100 in each on January 1, 1990, and the reinvestment of all dividends).

              COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG
                RYAN, BECK & CO., INC., NASDAQ MARKET INDEX AND
                     MEDIA GENERAL INVESTMENT BANKERS AND
                  BROKER DEALERS PEER GROUP INDEX (MG INDEX)

                                    (GRAPH APPEARS HERE)

FISCAL YEAR ENDING DECEMBER 31,     1989     1990      1991      1992       1993      1994
- -------------------------------    ------    -----    -----    --------   --------   --------
RYAN, BECK & CO., INC.             100.00    86.68    201.80   1,208.94   1,664.06   1,914.05
NASDAQ MARKET INDEX                100.00    75.95    126.30     139.70     180.08     160.98
MG INDEX                           100.00    81.12    104.14     105.16     126.14     132.44

AGREEMENTS WITH EMPLOYEE-DIRECTORS AND OTHER KEY EXECUTIVES

  ALLEN S. GREENE. As of September 26, 1994, the Company entered into an employment agreement with Mr. Greene. Pursuant to the agreement, Mr. Greene is employed as President and Chief Executive Officer of the Company for a one (1) year term, which began October 11, 1994, at an annual base salary of $200,000. Mr. Greene is also entitled to receive a bonus at the discretion of the Company and to receive reimbursement for ordinary and necessary expenses incurred in the performance of his duties. The term of the agreement will be automatically extended for successive one (1) year terms after the expiration of the initial term provided that Mr. Greene is actively employed by the Company on the renewal date. Pursuant to his employment agreement, and the Company's Amended and Restated Restricted Stock Grant Plan (the "Plan"), Mr. Greene was granted 36,836 shares of Restricted Stock (as defined in the agreement) having a dollar value of $250,000. Such Restricted Stock will vest in one-fifth increments commencing on the third anniversary date of the date of the grant and ending on the seventh anniversary date of the date of the grant, provided that Mr. Greene (i) is then employed by the Company, (ii) has made open market purchases of an equivalent number of shares of the Company's Common Stock and (iii) continues to own all of the shares purchased by him. Mr. Greene purchased the requisite number of shares of Common Stock in October 1994.

  The agreement provides that either party may terminate the agreement at any time upon thirty (30) days written notice. In the event that Mr. Greene voluntarily terminates the agreement, the Company will have no further obligations under the agreement except to pay Mr. Greene any accrued and unpaid profit-sharing benefits (the "Profit-Sharing Benefits") and to continue certain other benefits as required by applicable law or the Company's policies. In the event that the Company terminates the agreement without Cause (as defined in the agreement), Mr. Greene will be entitled (i) to receive severance pay equal to $75,000, less any cash bonuses paid to Mr. Greene in the past twelve (12) months, (ii) to payment of any and all Profit-Sharing Benefits and (iii) to the continuation of certain other benefits as required by applicable law or the Company's policies. In addition, all shares of Restricted Stock granted to Mr. Greene but not yet vested shall immediately vest. If the Company terminates the agreement for Cause (as defined in the agreement), Mr. Greene will be entitled
(i) to receive severance pay in the amount of $25,000 and (ii) to payment of any and all Profit-Sharing Benefits. In each such instance, Mr. Greene will be required to execute a notice of resignation, a confidentiality agreement and a mutual release (the "Termination Documents") prior to receipt of any payment or other benefit.

  The agreement also provides that in the event Mr. Greene is Disabled (as defined in the agreement) for less than six (6) months, the Company will continue to pay his annual salary, less the amount of any disability benefits paid to him (with respect only to disability policies for which the Company has paid the premiums). The agreement will terminate if Mr. Greene is Disabled for more than six (6) months. If Mr. Greene receives payments under such policies, the Company's only remaining obligation will be to pay Mr. Greene a bonus provided that bonuses are paid to other salaried officers and directors of the Company. All shares of Restricted Stock granted to Mr. Greene which have begun to vest but which have not fully vested shall vest on a pro rata basis, based on the number of months which have elapsed since such vesting began. In the event that Mr. Greene dies during the term of the agreement, the Company will pay to his beneficiary or to his estate, a bonus of $200,000, pro rated for the number of days in the calendar year Mr. Greene was actively employed by the Company and provided bonuses are paid to other salaried officers and directors of the Company.

  In the event that the Board determines to liquidate the Company, the agreement will terminate one (1) month after the date of the vote to liquidate the Company. However, the Board may determine to extend the term of the agreement for up to four (4) months in order for Mr. Greene to assist in the orderly liquidation of the Company. In either event, Mr. Greene will be entitled to receive the sum of $75,000. In addition, all shares of Restricted Stock granted to Mr. Greene but not yet vested will immediately vest. In the event of a Change of Control (as defined in the agreement) and (i) the Company voluntarily terminates Mr. Greene's employment or causes a reduction in his responsibilities, authority, compensation or other benefits (unless such reductions are effected Company-wide) or (ii) Mr. Greene voluntarily resigns, Mr. Greene shall be entitled to receive the sum of $200,000 and all shares of Restricted Stock granted to Mr. Greene which have not fully vested shall immediately vest. In each such instance, Mr. Greene will be required to execute the Termination Documents prior to the receipt of any payment or other benefit.

  FENWICK H. GARVEY. As of September 26, 1994, the Company entered into an amended and restated employment agreement with Mr. Garvey. Pursuant to the agreement, Mr. Garvey is employed as the Chairman of the Board and a Senior Advisor to the Company for a three (3) year term which began on October 11, 1994, at an annual base salary of $168,750. Mr. Garvey is also entitled to receive a bonus for calendar year 1994 (i) in an amount equal to the total bonuses paid to him with respect to calendar year 1993, pro rated for the number of days that Mr. Garvey was the President and Chief Executive Officer of the Company during 1994 and (ii) for the remainder of calendar year 1994 at the discretion of the Company. In each subsequent year, Mr. Garvey is entitled to receive a bonus at the discretion of the Company. Mr. Garvey is also entitled to receive all employee benefits (including health benefits and contributions to profit sharing plans) offered by the Company to its employees and on the same terms, including any required employee contributions and to reimbursement for ordinary and necessary expenses incurred in the performance of his duties. In addition to providing such health benefits to Mr. Garvey, and provided Mr. Garvey so elects, the Company is obligated to provide such health benefits to his spouse and/or his children. The Company's obligation will terminate upon the occurrence of the earlier of (i) the death of each of Mr. Garvey and his spouse or (ii) the employment of Mr. Garvey by another Company. The term of the agreement will be automatically extended for successive one (1) year terms after the expiration of the initial term provided that Mr. Garvey is actively employed by the Company on the renewal date.

  The agreement provides that either party may terminate the agreement at any time upon thirty (30) days written notice. In the event that Mr. Garvey voluntarily terminates the agreement, Mr. Garvey will be entitled (i) to receive a severance payment equal to $200,000 and (ii) to payment of any accrued and unpaid profit-sharing benefits (the "Profit-Sharing Benefits"). In the event that the Company terminates the agreement without Cause, Mr. Garvey will be entitled to receive the above described severance payment, Profit Sharing Benefits and a bonus provided that bonuses are paid to other salaried officers and directors of the Company. In the event that the Company terminates the agreement with Cause (as defined in the agreement), Mr. Garvey will be entitled (i) to receive a severance payment in the amount of $100,000 and (ii) to payment of Profit-Sharing Benefits. In each instance, Mr. Garvey will be required to execute a notice of resignation, a confidentiality agreement and a mutual release (the "Termination Documents") prior to receipt of any payment or other benefit.

  The agreement also provides that, in the event that Mr. Garvey is Disabled (as defined in the agreement) for less than six (6) months, the Company will continue to pay his annual salary, less the amount of any disability benefits paid to him (with respect only to disability policies for which the Company has paid the premiums). The agreement will terminate if Mr. Garvey is Disabled for more than six (6) months. If Mr. Garvey is not receiving disability income from such policies, he will be entitled to receive salary at the rate of $100,000 per annum for the term of the agreement. At the end of the term, Mr. Garvey will be entitled to receive a lump sum severance payment equal to $200,000. In the event that Mr. Garvey dies during the term of the agreement, the Company will pay to his beneficiary (i) an amount equal to $200,000, (ii) a bonus of $200,000, pro rated for the number of days in the calendar year Mr. Garvey was employed by the Company, less any bonuses paid during such calendar year and provided that bonuses are paid to other salaried officers and directors of the Company and (iii) Profit-Sharing Benefits.

  In the event that the Board determines to liquidate the Company, the agreement will terminate one (1) month after the date of the vote to liquidate the Company. However, the Board may determine to extend the term of the agreement for up to four (4) months in order for Mr. Garvey to assist in the orderly liquidation of the Company. In either event, Mr. Garvey will be entitled to receive the sum of $200,000.

  BRUCE M. CHODASH. As of September 26, 1994, the Company entered into an amended and restated employment agreement with Mr. Chodash. Pursuant to the agreement, Mr. Chodash is employed as an Executive Vice President of the Company for a three (3) year term, at an annual base salary of $187,500. Mr. Chodash is also entitled to receive a bonus in the discretion of the Company and reimbursement for ordinary and necessary expenses incurred in the performance of his duties. The term of the agreement will be automatically extended for successive one (1) year terms after the expiration of the initial term provided that Mr. Chodash is actively employed by the Company on the renewal date.

  The agreement provides that either party may terminate the agreement at any time upon thirty (30) days written notice. In the event that the Company voluntarily terminates the agreement without Cause or Mr. Chodash voluntarily terminates the agreement, Mr. Chodash will be entitled (i) to receive a severance payment equal to $150,000, (ii) to payment of any accrued and unpaid profit-sharing benefits (the "Profit-Sharing Benefits") and (iii) to be provided at the Company's expense such medical benefits as are provided to the Company's employees. In the event that the Company terminates the agreement, Mr. Chodash will also be entitled to receive a bonus of $150,000, pro rated for the number of days in the calendar year Mr. Chodash was employed by the Company, less any bonus previously paid to him during such calendar year and provided that bonuses are paid to the salaried officers and directors of the Company (a "Bonus"). If the Company terminates the agreement for Cause, Mr. Chodash will be entitled (i) to receive severance pay in the amount of $75,000,
(ii) to payment of any and all Profit-Sharing benefits and (iii) to the continuation of certain benefits as required by applicable law or the Company's policies. In each such instance, Mr. Chodash will be required to execute a notice of resignation, a confidentiality agreement and a mutual release (the "Termination Documents") prior to receipt of any payment or other benefit.

  The agreement also provides that in the event Mr. Chodash is Disabled (as defined in the agreement) for less than six (6) months, the Company will continue to pay his annual salary, less the amount of any disability benefits paid to him (with respect only to disability policies for which the Company has paid the premiums). The agreement will terminate if Mr. Chodash is Disabled for more than six (6) months. In such event, and provided Mr. Chodash executes the Termination Documents, the Company will assign any and all of its rights in any disability policies to Mr. Chodash. If Mr. Chodash is not receiving disability income from such policies, he will be entitled to receive salary at the rate of $75,000 per annum for the term of the agreement. At the end of such term, Mr. Chodash will be entitled to receive a lump sum severance payment equal to $150,000. However, if Mr. Chodash is receiving disability income from such policies, he will only be entitled to receive a severance payment equal to $150,000. In addition, Mr. Chodash will be entitled to receive a bonus. In the event that Mr. Chodash dies during the term of the agreement, the Company will pay to his beneficiary an amount equal to $150,000 and the Bonus.

  In the event that the Board determines to liquidate the Company, the agreement will terminate one (1) month after the date of the vote to liquidate the Company. However, the Board may determine to extend the term of the agreement for up to four (4) months in order for Mr. Chodash to assist in the orderly liquidation of the Company. In either event, Mr. Chodash will be entitled to receive the sum of $150,000.

  MATTHEW R. NAULA. As of September 2, 1994, the Company entered into an amended and restated employment agreement with Mr. Naula. Pursuant to the agreement, Mr. Naula is employed as an Executive Vice President of the Company for a three (3) year term, at an annual base salary of $187,500. Mr. Naula is also entitled to receive a bonus in the discretion of the Company and to receive reimbursement for ordinary and necessary expenses incurred in the performance of his duties. The term of the agreement will be automatically extended for successive one (1) year terms after the expiration of the initial term provided that Mr. Naula is actively employed by the Company on the renewal date.

  The agreement provides that either party may terminate the agreement at any time upon thirty (30) days written notice. In the event that the Company voluntarily terminates the agreement without Cause or Mr. Naula voluntarily terminates the agreement, Mr. Naula will be entitled (i) to receive a severance payment equal to $150,000, (ii) to payment of any accrued and unpaid profit-sharing benefits (the "Profit-Sharing Benefits") and (iii) to be provided at the Company's expense such medical benefits as are provided to the Company's employees ("Medical Benefits"). In the event that the Company terminates the agreement, Mr. Naula will also be entitled to receive a bonus of $150,000, pro rated for the number of days in the calendar year Mr. Naula was employed by the Company, less any bonus previously paid to him during such calendar year and provided that bonuses are paid to the salaried officers and directors of the Company (a "Bonus"). If the Company terminates the agreement for Cause, Mr. Naula will be entitled (i) to receive severance pay in the amount of $75,000,
(ii) to payment of any and all Profit-Sharing benefits and (iii) to the continuation of certain benefits as required by applicable law or the Company's policies. In each such instance, Mr. Naula will be required to execute a notice of resignation, a confidentiality agreement and a mutual release (the "Termination Documents") prior to receipt of any payment or other benefit.

  The agreement also provides that in the event Mr. Naula is Disabled (as defined in the agreement) for less than six (6) months, the Company will continue to pay his annual salary, less the amount of any disability benefits paid to him (with respect only to disability policies for which the Company has paid the premiums). The agreement will terminate if Mr. Naula is Disabled for more than six (6) months. In such event, and provided Mr. Naula executes the Termination Documents, the Company will assign any and all of its rights in any disability policies to Mr. Naula. If Mr. Naula is not receiving disability income from such policies, he will be entitled to receive salary at the rate of $75,000 per annum for the term of the agreement. At the end of such term, Mr. Naula will be entitled to receive a lump sum severance payment equal to $150,000. However, if Mr. Naula is receiving disability income from such policies, he will only be entitled to receive a severance payment equal to $150,000. In addition, Mr. Naula will be entitled to receive a bonus. In the event that Mr. Naula dies during the term of the agreement, the Company will pay to his beneficiary an amount equal to $150,000 and the Bonus.

  In the event that the Board determines to liquidate the Company, the agreement will terminate one (1) month after the date of the vote to liquidate the Company. However, the Board may determine to extend the term of the agreement for up to four (4) months in order for Mr. Naula to assist in the orderly liquidation of the Company. In either event, Mr. Naula will be entitled to receive the sum of $150,000.

  BEN A. PLOTKIN. As of September 26, 1994, the Company entered into an amended and restated employment agreement with Mr. Plotkin. Pursuant to the agreement, Mr. Plotkin is employed as an Executive Vice President of the Company for a three (3) year term, at an annual base salary of $187,500. Mr. Plotkin is also entitled to receive a bonus in the discretion of the Company and to receive reimbursement for ordinary and necessary expenses incurred in the performance of his duties. The term of the agreement will be automatically extended for successive one (1) year terms after the expiration of the initial term provided that Mr. Plotkin is actively employed by the Company on the renewal date.

  The agreement provides that either party may terminate the agreement at any time upon thirty (30) days written notice. In the event that Mr. Plotkin voluntarily terminates the agreement, he will be entitled (i) to payment of any accrued and unpaid profit-sharing benefits (the "Profit Sharing Benefits") and
(ii) to the continuation of certain other benefits as required by applicable law or the Company's policies. In the event that the Company terminates the agreement without Cause (as defined in the agreement), Mr. Plotkin will be entitled (i) to receive a severance payment in an amount equal to any remaining salary which would have been paid to him if the agreement had not been so terminated, provided, however, that such remaining salary shall be paid based on an annual base salary of $150,000, (ii) to payment of Profit-Sharing Benefits, (iii) to the continuation of certain other benefits as required by applicable law or the Company's policies and (iv) to payment of a bonus provided that bonuses are paid to other salaried officers and directors of the Company. In addition, all shares of Restricted Stock (as defined in the agreement) granted to Mr. Plotkin which have not yet vested shall immediately vest. In the event that the Company terminates the agreement with Cause, Mr. Plotkin will be entitled (i) to receive a severance payment in the amount of $75,000, (ii) to payment of the Profit-Sharing Benefits and (iii) to the continuation of certain other benefits as required by applicable law or the Company's policies. Any shares of Restricted Stock granted to Mr. Plotkin which have not vested at the time of such termination shall be forfeited. Mr. Plotkin will be required to execute a notice of resignation, a confidentiality agreement and a mutual release (the "Termination Documents") prior to receipt of any payment or other benefit.

  The agreement also provides that in the event that Mr. Plotkin is Disabled (as defined in the agreement) for less than six (6) months, the Company will continue to pay his annual salary, less the amount of any disability benefits paid to him (with respect to disability policies for which the Company has paid the premiums). The agreement will terminate if Mr. Plotkin is Disabled for more than six (6) months. In such event, and provided Mr. Plotkin executes the Termination Documents, the Company will assign any and all of its rights in any disability policies to Mr. Plotkin. If Mr. Plotkin is not receiving disability income from such policies, he will be entitled to receive salary at the rate of $75,000 per annum for the remaining term of the agreement. At the end of such term, Mr. Plotkin will be entitled to receive a lump sum severance payment equal to $150,000. However, if Mr. Plotkin is receiving disability income from such policies, he only will be entitled to receive a severance payment equal to $150,000. In either case, Mr. Plotkin will be entitled to a bonus of $150,000, pro rated for the number of days in the calendar year Mr. Plotkin was employed by the Company, less any bonus paid during such calendar year and provided that bonuses are paid to other salaried officers and directors of the Company (a "Bonus"). Any shares of Restricted Stock granted to Mr. Plotkin which have not vested at the time of such termination shall vest on a pro rata basis, based on the number of months which have elapsed since vesting of such shares commenced. In the event that Mr. Plotkin dies during the term of the agreement, the Company will pay to his beneficiary an amount equal to $150,000 and a bonus. All shares of Restricted Stock granted to Mr. Plotkin which have begun to vest but which have not fully vested shall immediately vest.

  In the event that the Board determines to liquidate the Company, the agreement will terminate one (1) month after the date of the vote to liquidate the Company. However, the Board may determine to extend the term of the agreement to up to four (4) months in order for Mr. Plotkin to assist in the orderly liquidation of the Company. In either event, Mr. Plotkin will be entitled to receive the sum of $150,000. In addition, all shares of Restricted Stock granted to Mr. Plotkin but not yet vested will immediately vest. In the event of a Change of Control (as defined in the agreement) and (i) the Company voluntarily terminates Mr. Plotkin's employment or causes a reduction in his responsibilities, authority, compensation or other benefits (unless such reductions are effected Company-wide) or (ii) Mr. Plotkin voluntarily resigns, Mr. Plotkin shall be entitled to receive the sum of $150,000 and all shares of Restricted Stock granted to Mr. Plotkin which have not fully vested shall immediately vest. In each such instance, Mr. Plotkin will be required to execute the Termination Documents prior to receipt of any payment or other benefit.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company presently does not maintain director's and officer's liability insurance. The Company's restated Certificate of Incorporation, as amended ("Certificate of Incorporation") authorizes the Company to enter into agreements pursuant to which the Company would be required to indemnify and hold harmless its directors and officers against expenses and liabilities incurred by or imposed upon them in connection with any proceedings to which they may be made, or threatened to be made, a party, or in which they may become involved, by reason of their having been a director or officer, to the same extent as they would be indemnified and held harmless under a standard directors' and officers' liability insurance policy selection by the Board of Directors. The Certificate of Incorporation also requires the Company to provide its directors and executive officers with indemnification to the fullest extent permitted by law. Such provisions have the effect of exposing the Company to greater risk than would apply if the Company maintained directors' and officers' liability insurance.

  The Company has entered into indemnification agreements with each of its directors and certain senior officers. These contracts confirm the indemnity provided to such persons by the Company's Certificate of Incorporation. The agreements provide that the directors and certain senior officers will be indemnified to the fullest extent permitted by law against all expenses (including attorney's fees), judgments (other than in proceedings by, or in the right of, the Company), fines and settlement amounts, paid or incurred by them and may have indemnification expenses advanced to them in any action or proceeding, including any action by, or in the right of, the Company, on account of their service as a director or officer of the Company of any subsidiary of the Company or as a director or officer of any other entity when they served in such capacities at the request of the Company.

                                  PROPOSAL II

 APPROVAL OF AN AMENDMENT TO INCREASE THE DOLLAR VALUE OF SHARES ISSUABLE UNDER
              THE AMENDED AND RESTATED RESTRICTED STOCK GRANT PLAN

THE PROPOSAL

  At the Annual Meeting, there will be presented to the shareholders a proposal to increase the dollar value of shares of Restricted Stock (as defined) available for issuance under the Company's Amended and Restated Restricted Stock Grant Plan (the "Plan") by $1,000,000. Previously, shareholders have approved the issuance of shares of the Restricted Stock with a dollar value of up to $1,000,000. Shareholder approval is now required because an aggregate total of $892,000 in dollar value of Restricted Stock grants have been granted pursuant to the Plan (including $60,000 which the Company is obligated to grant in the future pursuant to the terms of an employment agreement with a non-executive employee). The amendment will not alter the Plan in any other respect. The amendment will not be effective unless and until shareholder approval is obtained.

  The Board has approved the increase in the Plan and believes that approval of the amendment is an important factor in the Company's ability to attract and retain qualified employees by providing appropriate incentive compensation.

VOTE REQUIRED FOR APPROVAL

  The proposal to approve the amendment to the Plan requires the affirmative vote of a majority of shares of Voting Stock present in person or represented by proxy, and voting, at the Annual Meeting. Abstentions and broker non-votes on returned proxies shall be counted as neither for nor against a proposal, but the shares represented by such an abstention or broker non-vote shall be considered present at the Annual Meeting for quorum purposes.

RESTRICTED STOCK GRANT PLAN

  The following description of the Plan is qualified in its entirety by reference to the full text of the Plan set forth as Annex A to this Proxy Statement.

  ADMINISTRATION. The Plan provides for a Committee designated by the Board of Directors (the "Committee") to recommend to the Board of Directors certain Key Employees (as defined) of the Company or any of its wholly-owned subsidiaries to whom an offer to award shares of Restricted Stock may be made. In selecting such Key Employees, and in determining the size of an award, the Committee shall consider the position and responsibilities of such persons, the value of their services to the Company or its subsidiaries, and such other factors as the Committee deems pertinent.

  ELIGIBILITY. Key Employees are those employees who have made significant contributions to the success of the Company. Participants are Key Employees who have elected to accept an award of Restricted Stock.

  TERMS OF GRANTS. All awards of Restricted Stock have a designated dollar value, are granted for no consideration and are made at such times and in such amounts as determined by the Board of Directors. The Committee is empowered with full discretion to set the vesting period, if any, which applies to each grant of Restricted Stock under the Plan and may accelerate the vesting schedule of any prior award made pursuant to the Plan if the Committee determines that such acceleration is in the best interest of the Company. In the event of a Change in Control (as defined in the Plan) of the Company, all Restricted Stock will immediately vest. In the event of the death or disability of a Participant while employed by the Company, all Restricted Stock held by such Participant will vest on a pro rata basis. The Committee is also empowered to impose such other terms and conditions as it deems appropriate.

  RESTRICTIONS AND RIGHTS. All Restricted Stock is subject to certain restrictions with respect to the sale or pledge of such Restricted Stock by a Participant. Participants have the right to vote such shares of Restricted Stock and to receive dividends with respect to such shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                                                                          ---
THIS PROPOSAL.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  Trien, Rosenberg, Felix, Rosenberg, Barr & Weinberg, independent certified public accountants, has made an annual audit of the Company's financial statements since 1965, including the year ended December 31, 1994. A representative of Trien, Rosenberg, Felix, Rosenberg, Barr & Weinberg is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement at the Annual Meeting if the representative so desires and will be available to respond to appropriate questions from any shareholder.

                        1996 ANNUAL MEETING; NOMINATIONS

  Shareholders intending to present proposals at the 1996 Annual Meeting of Shareholders must deliver their written proposals to the Company no later than November 27, 1995 and notify the Company of their intention to appear personally at the 1996 Annual Meeting to present such proposals in order for such proposals to be eligible for inclusion in the Company's proxy statement and proxy card relating to next year's meeting. Reference is made to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, for information concerning the content and form of such proposals and the manner in which such proposals must be made. Pursuant to the Company's By-Laws, all nominations for election to the Board of Directors in 1996 must be submitted in writing to the Board of Directors not later than November 27, 1995. Such nominations must be addressed to the Secretary, Ryan, Beck & Co., Inc., 80 Main Street, West Orange, New Jersey 07052. Nominations must be accompanied by the written consent of the nominee. Nominations should also be accompanied by a description of the nominee's business or professional background and otherwise contain the information required by Schedule 14A of the Securities Exchange Act of 1934, as amended.

                                 OTHER MATTERS

  At the time that this Proxy Statement was mailed to shareholders, management was not aware that any matter other than those referred to in this proxy Statement would be presented for action at the Annual Meeting. If any other matter properly comes before the Meeting, it is intended that the shares represented by the proxies will be voted with respect to those matters in accordance with the best judgment of the person voting them.

                                   By Order of the Board of Directors,


                                   /s/ Mildred Santillo

                                   Mildred Santillo
                                   Secretary

March 27, 1995

                               ----------------

  A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1994, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.
                               ----------------

                                    ANNEX A

                  ------------------------------------------
                              AMENDED AND RESTATED
                             RYAN, BECK & CO., INC.
                    RESTRICTED STOCK GRANT PLAN, AS AMENDED
                               DATED MAY 2, 1995
                  ------------------------------------------

                        SECTION I. STATEMENT OF PURPOSE

  The purpose of the Plan is to promote the success of Ryan, Beck & Co., Inc. (the "Company") by providing certain Key Employees an opportunity to share in the ownership and growth of the Company.

                            SECTION II. DEFINITIONS

  The following terms, when used herein, shall have the meanings indicated in this Section unless different meanings are clearly required by the context of the Plan.

  2.1 Acceptance of Offer:

  "Acceptance of offer" means the document evidencing a Participant's acceptance of an award under the Ryan, Beck & Co., Inc. Restricted Stock Award Plan.

  2.2 Board:

  "Board" means the Board of Directors of Ryan, Beck & Co., Inc.

  2.3 Change in Control:

  "Change in Control" is a change of such a nature that (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 but not including any officers, directors, employees or employee stock ownership or benefit plans) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, or (b) the majority of the Board of Directors is composed of Board members not supported or nominated by the Company, or (c) the adoption of a plan of liquidation or dissolution, as defined in New Jersey corporation law.

  2.4 Committee:

  "Committee" means the Committee of the Board of Directors appointed to administer the Plan.

  2.5 Company:

  "Company" means Ryan, Beck & Co., Inc. and any of its wholly-owned subsidiaries.

  2.6 Effective Date:

  "Effective Date" means February 1, 1991, with respect to the Plan.

  2.7 Fiscal Year:

  "Fiscal Year" means the annual fiscal accounting period adopted by the Company for tax purposes.

  2.8 Key Employee:

  "Key Employee" means any employee of the Company who has made significant contributions to the success of the Company as determined by the Committee.

  2.9 [INTENTIONALLY DELETED]

  2.10 Offer:

  "Offer" means the description of the number of shares of Restricted Stock granted to a Participant subject to his Acceptance of Offer.

  2.11 Participant:

  "Participant" means an Employee who has accepted an Offer under Section III.

  2.12 Plan:

  "Plan" means the Ryan, Beck & Co. , Inc. Restricted Stock Grant Plan, as described herein, and all subsequent amendments thereto.

  2.13 Restricted Stock:

  "Restricted Stock" means the Stock which is subject to the restrictions and other conditions provided in this Plan.

  2.14 Stock:

  "Stock" means the Common Stock of Ryan, Beck & Co. , Inc., with a par value of $.10 per share.

  2.15 Vested Interest:

  "Vested Interest" means that portion of a Participant's Restricted Stock that the Participant is entitled to sell under the provisions set forth in the Acceptance of offer.

                           SECTION III. PARTICIPATION

  3.1 Eligibility:

  The Committee, in its sole discretion, shall designate from time to time those Key Employees of the Company who shall be eligible to receive Restricted Stock awards under the Plan.

  3.2 Participation:

  Each eligible Key Employee shall become a Participant in the Plan upon his execution of an Acceptance of Offer. The date on which the signed Acceptance of Offer form is received by the Company shall be deemed the "Date of Acceptance of Offer" as that phrase is used in the Plan. The Participant shall remain a Participant until the date his employment with the Company is terminated or until the date all restrictions placed on the Stock awarded to him under the Plan have lapsed, whichever occurs first.

  3.3 Section 83(b) Election:

  The date of an Offer is the beginning of the 30-day period during which a Participant can make an election under Section 83(b) of the Internal Revenue Code with respect to the Restricted Stock grant described in such offer.

                        SECTION IV. ALLOCATION OF AWARDS

  4.1 Authorized shares of Stock:

  There shall be reserved for issue upon the exercise of offers granted under the Plan shares of Common Stock with a value of up to $2,000,000, as of the date of Offer. Such shares may be (i) authorized but unissued shares or (ii) shares previously issued and presently outstanding. The dollar value of shares available for the grant of Offers under the Plan shall be reduced by the dollar value of shares issued upon the acceptance of any Offer granted under this Plan. If any shares offered under this Plan shall subsequently be forfeited, the dollar value (as of the date of Offer) of such shares shall again be available under this Plan.

                        SECTION V. TERMS OF STOCK OFFERS

  5.1 In General:

  Beginning on the Effective Date and terminating ten (10) years thereafter, the Committee shall have the power to make an Offer of an award of Restricted Stock to Key Employees. Each offer made under the Plan shall be evidenced by an Acceptance of Offer executed by the Participant to whom the Offer is made and shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions that are not inconsistent therewith, as the Committee may deem appropriate. All shares awarded pursuant to an Offer shall consist of Restricted Stock.

  5.2 Restriction on Stock:

  Each share of Restricted Stock shall be subject to the following restrictions:

    (a) Restricted Stock may be acquired by a Participant only if the Participant furnishes the Committee with an executed Acceptance of Offer which provides that the Participant is acquiring the Restricted Stock for investment for his own account and not with a view to resell or otherwise transfer such shares.

    (b) A Participant shall not have a Vested Interest in his Restricted Stock until he has remained employed with the Company, on a full-time basis, until the date determined by the Committee and contained in the offer. If the Offer fails to designate a vesting date, such Restricted Stock shall vest three (3) years from the date of receipt by the Company of the Participant's Acceptance of offer, provided the Employee's full-time employment with the Company does not terminate prior to the vesting date. Notwithstanding the foregoing, a Participant shall vest in his award of Restricted Stock at such accelerated time and to such extent as may be determined by the Committee, in its sole discretion. In the event of a Change in Control of the Company, a Participant shall vest in his award of Restricted Stock.

    (c) No shares of Restricted Stock may be pledged as security or otherwise encumbered.

    (d) A Participant shall have the right to vote shares of Restricted Stock, and to receive dividends or other distributions paid or made with respect to such shares.

  5.3 Registration and Inscription of Certificates:

  The Stock Certificates representing shares of Restricted Stock shall be registered in the name of the Participant who has received the Restricted Stock and shall bear the following inscription, in addition to such other legends as the counsel to the Company may deem appropriate:

                                RESTRICTED STOCK

  The shares represented by this Stock Certificate are subject to the restrictions and other conditions contained in the Ryan, Beck & Co., Inc. Restricted Stock Award Plan and the Acceptance of Offer executed in receiving said shares, including restrictions on the sale, encumbrance or transfer of these shares.

  5.4 Offer Price:

  Participants shall not be required or permitted to make payment for Restricted Stock granted under this Plan.

  5.5 Delivery of Restricted Stock:

  Upon the award of the shares, the Company shall deliver to each Participant Stock Certificates representing the number of shares of Restricted Stock that have been granted to such Participant as soon as practicable after receipt of the Acceptance of Offer.

  5.6 Sale of Restricted Stock by Participant:

  No sale, transfer or other disposition of Restricted Stock received under this Plan may be made by a Participant except as follow:

    (a) Non-Vested Interest: A Participant has no rights in, and cannot sell, any Restricted Stock in which the Participant has not yet acquired a Vested Interest.

    (b) Sale of Vested Interest: A Participant (or his representative) can sell Stock in which he has acquired a Vested Interest under the Plan only if such sale does not violate any state or federal securities laws.

    (c) Sale at Disability or Death: A Participant who becomes disabled (as that term is used under the Social Security Act) or dies while in the service of the company shall have a vested interest in the proportion of Restricted Stock that has been transferred to the Participant as of his disability or death, with the vested proportion equal to a fraction, the numerator of which is the number of months elapsed since Plan participation commenced and the denominator of which is the number of whole months from the date of Offer through the date on which vesting would otherwise have occurred.

  5.7 Forfeiture:

  If any Participant's full-time employment with the Company terminates for any reason other than disability or death, the Participant shall forfeit, at such time, all of his non-vested Restricted Stock, or if employment terminates by reason of disability or death, the Participant shall forfeit, at such time, his Restricted Stock which does not vest pursuant to Section 5.6.

                           SECTION VI. ADMINISTRATION

  6.1 Designation of Committee Members:

  The Plan shall be administered by a Committee consisting of one or more members of the Board. The Committee members shall be appointed and shall be removable, with or without cause, at any time by the Board. In the event of removal, resignation, death or retirement of any Committee member, the Board shall, at its discretion, appoint a successor. A Committee member may not be a Participant in the Plan. A Committee member may be appointed to succeed himself.

  6.2 Authority of Committee:

  The committee shall have sole discretion in the administration of the Plan and all its provisions.

  6.3 Indemnification of Committee:

  The Committee members shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Offer thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after the institution of any such action, suit or proceeding a Committee member shall offer in writing to the Company the opportunity, at its own expense, to handle and defend same.

                           SECTION VII. MISCELLANEOUS

  7.1 Amendment or Termination of Plan:

  The Plan may be amended or terminated in whole or in part by the Committee in its sole discretion, but no such action shall increase (without Shareholder approval) the number of shares subject to offer hereunder, other than increases pursuant to Paragraph 7.4 hereof. The amendment or modification shall not, without the consent of the affected Participant, adversely affect or alter any right or obligation existing prior to such amendment or termination.

  7.2 Assignability

  No Participant shall have the right to pledge, assign, transfer or otherwise dispose of any Restricted Stock prior to vesting.

  7.3 Compliance With Registration and Stock Exchange Rules:

    (a) Authority: The committee shall have authority to cause the Company, at its expense, to take any action related to the Plan that may be required to comply with the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations of the Securities and Exchange Commission, applicable state laws, and the rules of any securities exchange upon which the Company's Stock may be listed.

    (b) Condition for Issue: Each Offer made under this Plan is subject to the condition that, if at any time, the Board or the Committee shall, in its sole discretion determine that the listing, registration or qualification of the shares covered by such offer upon any securities exchange or quotation system or any state or federal law is necessary or desirable as a condition of or in connection with the making of such Offer or the acceptance of shares thereunder, the delivery of any or all shares of Stock pursuant to exercise of the offer may be withheld unless and until such listing, registration or qualification shall have been effected.

  7.4 Effect of Change in Stock Subject to the Plan:

  In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Stock subject to this Plan (including issued shares, vested shares, shares awarded but not yet vested, or shares held in reserve) shall be adjusted consistent with such capital adjustment. The making of an offer pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganization, reclassifications or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or part of its business or assets.

  7.5 Expenses:

  Except as otherwise provided under the provisions of the Plan, all costs and expenses in connection with the administration of the Plan shall be paid by the Company.

  7.6 Gender:

  The masculine pronoun wherever used includes the feminine pronoun and the singular shall include the plural and visa versa.

  7.7. Governing Law:

  The Plan shall be construed, administered and enforced according to the laws of the State of New Jersey.

  7.8 Liability of Company:

  The liability of the Company under this Plan and in any award of Restricted Stock made pursuant to this Plan is limited to the obligations set forth with respect to such sale and nothing herein contained shall be interpreted as imposing any liability on the Company in favor of a purchaser of Restricted Stock with respect to any loss, cost or expense that such purchaser may incur in connection with or arising out of any transaction involving the Restricted Stock that is subject to the provisions of this Plan.

  7.9 Merger:

  In the event of merger of the Company into another company, any Offers not yet accepted as of the date of the merger shall be provided for in accordance with the terms of the merger agreement.

  7.10 Modification, Extension and Renewal of Offers:

  Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify the vesting schedule of outstanding Restricted Stock. Notwithstanding the foregoing, however, no modification of an offer shall, without the consent of the Participant, alter or impair any rights or obligations under any Accepted Offer theretofore made under the Plan.

  7.11 No Guarantee of Employment:

  Nothing in this Plan shall be construed as giving any employee of the Company an agreement or understanding, express or implied, that the Company shall continue to employ any individual, whether or not a Participant in the Plan.

  7.12 No Obligation to Exercise Offer:

  The making of an Offer shall impose no obligation upon the Participant to accept such Offer.

  7.13 Notices:

  Any notices provided for under this Plan shall be in writing and sent by certified mail. Notices to the Company shall be addressed to the address of the Company's principal office, Attention: Restricted Stock Grant Plan Committee. Notices sent to Key Employees, Participants and other holders of Restricted Stock shall be sufficiently made if sent by certified mail addressed to such person at the Participant's address as it appears in the regular records of the Company.

  7.14 Payment of Taxes:

  Upon a Participant filing a Section 83(b) election, upon a vesting event or upon any event which subjects the Company to a withholding obligation in order to obtain an employer deduction under Internal Revenue

Code Section 83 and the regulations promulgated thereunder (a "Withholding Event"), the company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy all federal, state, city or other withholding taxes as shall be required pursuant to any statute or governmental regulation or ruling, in connection with such vesting or election.

  7.15. Section Headings:

  The headings of this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

  7.16 Legality:

  In the event any provision of this Plan shall be considered illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted therein.

  7.17 Shareholder Rights Of Participant:

  Except as otherwise provided in this Plan, the Offer, and the Acceptance of Offer, a Participant shall have no rights as a shareholder of Ryan, Beck & Co., Inc. with respect to the shares of Restricted Stock registered in the Participant's name.

  7.18 Non-Uniform Determination:

  The Committee's determinations under this Plan need not be uniform and may be made selectively among Key Employees and Participants, whether or not persons are similarly situated.

  7.19 Effect on Other Plans:

  Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other Plan of the Company unless specifically provided.

                        SECTION VIII. EXECUTION OF PLAN

  Ryan, Beck & Co., Inc. adopted the Ryan, Beck & Co., Inc. Amended and Restated Restricted Stock Award Plan as of the 16th day of July, 1993. This Amended and Restated Restricted Stock Award Plan is hereby amended as of the 2nd day of May, 1995, subject to shareholder approval.

  IN WITNESS WHEREOF, the Company has hereunder caused its name to be signed by its duly authorized officers as of the second day of May, 1995.

                                          Ryan, Beck & Co., Inc.

                                          By: _________________________________
                                               Allen S. Greene,President and
                                                  Chief Executive Officer

                                          By: _________________________________
                                                Mildred Santillo, Secretary

                            RYAN, BECK & CO., INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                THE ANNUAL MEETING OF SHAREHOLDERS MAY 2, 1995


  The undersigned shareholder of Ryan, Beck & Co., Inc. hereby appoints Mildred Santillo and Lisa Willey, and each of them, agents and proxies with full power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 2, 1995 and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement. Without otherwise limiting the general authorization given hereby, said agents and proxies are instructed to vote as follows:

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD'S NOMINEES AND FOR THE PROPOSAL TO
                    ---                                 ---
AMEND THE COMPANY'S AMENDED AND RESTATED RESTRICTED STOCK GRANT. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

             (Continued and to be dated and signed on other side)

[X] Please mark you
    votes as in this
    example.

                                                WITHHOLD
                FOR All nominees listed    AUTHORITY to vote
              at right (except as written     all nominees
                to the contrary below)      listed at right

1. Election of             [_]                    [_]
   the Board's
   nominees for
   Directors

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


(the Board of Directors recommends a vote "FOR")

Nominees: Bruce M. Chodash
          Allen S. Greene
          Richard B. Neff
          Peter W. Rodino, Jr.


                                           FOR    AGAINST   ABSTAIN
2. To consider and vote upon a proposal    [_]      [_]       [_]
   to amend the Company's Amended and
   Restated Restricted Stock Grant Plan.

3. Upon such other matters as may properly come before the meeting and/or any adjournment: thereof, as they in their discretion may determine. The Board of Directors is not aware of any such matters.

Do you intend to attend the meeting? yes [_]   no [_]

The undersigned hereby revokes all previous proxies for the Annual Meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement of Ryan, Beck & Co., Inc.


SIGNATURE(S)____________________________________ DATE __________________________
Note: Please sign this proxy and return it promptly whether or not you expect to attend the meeting you may nevertheless vote in person if you attend. Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, who should sign or if one signs, he should attach such evidence of his authority.